UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 980-636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2012, the Company appointed Brian W. Kocher (age 43) as the Company’s Chief Operating Officer, effective upon the appointment by the Company of a new Chief Financial Officer. Mr. Kocher joined Chiquita in 2005 as the Company’s Vice President, Controller and Chief Accounting Officer.  From October 2007 until December 2010 he served as President of North America.  In January 2011 Mr. Kocher was appointed President, Europe and the Middle East, responsible for all of the Company’s operations across that region and in February 2012 was appointed as the Company’s Senior Vice President and Chief Financial Officer. Prior to joining Chiquita, Mr. Kocher held increasingly responsible finance and executive positions for more than 10 years at several companies, including Hill-Rom, Inc. and General Electric Capital Corp.

There are no family relationships between Mr. Kocher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.    Description

99.1    Press Release issued by Chiquita Brands International, Inc., dated as of December 4, 2012.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: December 4, 2012	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and
Secretary